EXHIBIT D
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                              SONO-TEK CORPORATION

        INCENTIVE STOCK OPTION AGREEMENT UNDER 1993 STOCK INCENTIVE PLAN
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         THIS  AGREEMENT,  made as of  June 3,  1996,  by and  between  Sono-Tek
Corporation, a New York corporation with its principal office at 2012 Route 9W, Building 3, Milton, NY 12547 (the "Company") and James L. Kehoe, residing at 12 Lenape Lane, Salisbury Mills, NY 12577, an employee (the "Optionee") of the Company as defined in the 1993 Stock Incentive Plan as amended (the "Plan").

                              W I T N E S S E T H:

         WHEREAS, the Board of Directors of the Company is of the opinion that the interests of the Company will be advanced by recognizing employees of outstanding abilities by making it possible for them to purchase shares of the Company's Common Stock on terms which will give them a more direct and continuing interest in the future success of the Company's business;

         NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the parties hereto hereby agree as follows:

         1. Subject and pursuant to all terms and conditions of the Plan, a copy of which is annexed hereto as Exhibit A and made a part hereof as though set forth fully herein, the Company agrees to and does hereby grant to the Optionee the right and option (the "Option") to purchase all or any part of an aggregate of 10,000 shares of common stock of the Company, par value $.01 per share ("Common Stock") to be issued as provided in the Plan at the price of $0.82 per share, subject to adjustment as provided in paragraph 13 of the Plan. If there should be any conflict between provisions of this Agreement and the provisions of the Plan, the provisions of the Plan shall control.

         2. The Option may not be exercised more than ten (10) years from the date of grant of this Option and may be exercised during such term only in accordance with the terms and provisions of the Plan and the terms and provisions contained herein.

         3. The Option is intended to qualify as an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended from time to time (the "Code").

         4. The Option may be exercised prior to the tenth anniversary of the date of grant (the "Expiration Date") in installments as to not more than the number of shares and during the respective installment periods set forth in the table of exercise below. The right of exercise shall be cumulative so that if the Option is not exercised to the maximum extent permissible during any exercise period, it shall be exercisable, in whole or in part, with respect to all shares not so purchased at any time prior to the Expiration Date or the earlier termination of the Option.



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DATE FIRST EXERCISABLE                      TOTAL NUMBER OF SHARES FIRST
                                                    EXERCISABLE

June 3, 1997                                4,500
June 3, 1998                                3,500
June 3, 1999                                2,000


         5. The Option granted in this Option Agreement may be exercised in whole or in part as provided in the Plan by the Optionee's delivering or mailing to the Company written notice of exercise in the form prescribed by the Board or by a Committee appointed by the Board to administer the Plan, if any, duly signed by the Optionee. Such exercise shall be effective upon (a) receipt of written notice by the Company and (b) payment in full to the Company of the purchase price upon the exercise of the Option. The Option may not be exercised if the issuance of shares of Common Stock upon such exercise would constitute a violation of any applicable Federal or State securities or other law or regulation.

         6. The Company shall deliver, or cause to be delivered, to the Optionee (or his personal representative, as the case may be) stock certificates for the number of shares of Common Stock with respect to which the Option is being exercised, against receipt of payment therefor in full by cash or certified check (or equivalent form of cash payment as agreed to by the Company) and delivery of (i) a written certificate of the Optionee (or his personal representative, as the case may be) to the effect that he is purchasing such shares for investment and not with a view to the sale or distribution of any such shares and (ii) such other certificates, representations and agreements of the Optionee (or his personal representative, as the case may be) as may be required under the Plan or as the Company shall also require in order that the Company be reasonably assured that the issuance, delivery and disposition of such shares are being and will be effected in compliance with the Securities Act of 1933, as amended (the "Act"), the Rules and Regulations thereunder, other applicable law, and the rules of each stock exchange upon which the shares of Common Stock are listed, if any; provided, however, that if the offer and sale of shares of Common Stock upon exercise of options granted under the Plan is registered under the Act, the Optionee (or his personal representative, as the case may be) need not furnish the certificate described in clause (i) of this sentence. Certificates evidencing shares of Common Stock issued upon exercise of the Option may contain such legends reflecting any restrictions upon sale or transfer as in the view of counsel to the Company may be necessary to the lawful and proper issuance of such certificates. If outstanding shares of the same class as the shares subject to the option shall be listed on any stock exchange, the Company shall not be obligated to deliver any shares until such shares have been listed (or authorized for listing upon official notice of issuance) on each such stock exchange. The Company shall use its best efforts to effect such listing. Delivery of the shares of Common Stock may be made at the office of the Company or at the office of a transfer agent appointed for the transfer of shares of Common Stock.

         7. In addition to and in furtherance of the provisions of the Plan, the following terms and conditions shall apply to the exercise of the Option:



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         (a) As this option is, and is intended to be, an Incentive Stock Option under the Internal Revenue Code of 1986, as amended, in no event shall the exercise price of the Option be less than 100% of the fair market value of the shares of Common Stock subject to the Option on the date hereof.

         (b) The Option shall not be transferable otherwise than by will or by the laws of descent and distribution. The Option shall not be subject, in whole or in part, to attachment, execution or levy of any kind.

         (c) The Option shall expire and all rights thereunder shall end at the expiration of such period (which the Board has set at ten years) after the date hereof as fixed by the Board, subject in all cases to earlier expiration as provided in subsections (d) and (e) of this Section 7 in the event of termination of employment or death.

         (d) During the lifetime of the Optionee, the Option shall be exercisable only by him and only while continuously employed by the Company, within three months after he ceases to be employed or if disabled (within the meaning of Section 22 (e) (3) of the Code), within one year of such disability (but, in either case, not later than the end of the period fixed by the Board in accordance with the provisions of subsection (c) of this Section) if and to the extent the Option was exercisable by him on the last day of such employment or the last day before his disability began, as the case may be. Notwithstanding the foregoing, in the event that the Optionee shall be terminated for cause, all rights as to any outstanding unexercised and unexpired options or portions thereof shall immediately terminate.

         (e) If the Optionee dies within a period during which the Option could have been exercised by him, the Option may be exercised within 12 months after his death or such shorter period as the Board may determine (but not later than the end of the period fixed by the Board in accordance with the provisions of subsection (c) of this Section 7) by those entitled under his will or the laws of descent and distribution (the "Recipients"), but only if and to the extent the Option was exercisable by him immediately prior to his death.

         (f) As this is an Incentive Stock Option, in no event shall the Optionee, immediately after the Option is granted, own capital stock of the Company or a Subsidiary possessing more than 10% of the total combined voting power value of all classes of capital stock of the Company, unless the option price at the time such Incentive Stock Option is granted is at least 110% of the fair market value of the shares of common stock subject to the Incentive Stock Option, and this Incentive Stock Option is not exercisable by its terms after the expiration of five years from the date of grant.

         8. The Optionee hereby agrees that if at any time the Company registers any of its securities under the Act (other than pursuant to a registration statement on form S-8 or similar or successor form) (a "Public Offering"), and the representative of the underwriters involved in such registration requires that the Optionee agree not to sell or otherwise transfer or dispose of his Option Shares (a "Lock-up Agreement"), then the Optionee shall enter into such a Lock-up Agreement in such form and on such terms as shall be approved by the Board of Directors of the Company, which form and terms shall be similar to the forms and terms of any other Lock-up Agreements entered into by the executive officers of the Company in connection with such registration.

         9. Neither the Optionee nor his legal representative shall be, nor have any of the rights or privileges of, a shareholder of the Company in respect of any of the shares of Common Stock issuable upon the exercise of this Option, unless and until certificates representing such shares shall have been issued and delivered to the Optionee (or his legal representative).

         10. The Option may not be transferred in any manner otherwise than by will or the laws of descent or distribution and may be exercised during the lifetime of the Optionee only by him. The terms of this Option shall be binding upon the Executors, administrators, heirs, successors and assigns of the Optionee.



                                                       Dated as of: June 3, 1996
                                                            Sono-Tek Corporation
                                                       2012 Route 9W, Building 3
                                                                MILTON, NY 12547



                                                        ATTEST:_________________


                                                            By:_________________
                                                                 Samuel Schwartz
                                                                        Chairman


         The Optionee hereby acknowledges receipt of a copy of the Plan, and represents that he is familiar with the terms and provisions thereof and the terms and provisions of this Option Agreement, including, but not limited to, the terms and provisions of Section 8 hereof, and the Optionee hereby accepts Option subject to all the terms and provisions thereof and herein. The Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board of Directors, upon any questions arising under the Plan. The Optionee hereby authorizes the Company to withhold, in accordance with applicable law, from any compensation payable to him, any taxes required to be withheld by federal, state or local law as a result of the exercise of the Option.


Dated as of ____________________            ____________________
                                            James L. Kehoe